Exhibit 10.15
Pure Earth, Inc.

Salary Reduction Form

Company:	Pure Earth, Inc.

Employee:	Mark Alsentzer

Bi-Weekly Current Salary @ 6/1/09:	$11,105.77

Salary Reduction (%):	15%

Bi-Weekly Reduced Salary Amount:	$9,439.91

/s/ Mark Alsentzer	Not applicable
Employee	Manager

/s/ Brent Kopenhaver
Pure Earth, Inc. Corporate